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                                                                   EXHIBIT 10.17

                              AUTOTRADER.COM, INC.
                        2000 EMPLOYEE STOCK PURCHASE PLAN

1.       PURPOSE OF THE PLAN

         The purpose of the AutoTrader.com, Inc. 2000 Employee Stock Purchase Plan is to provide a method by which eligible employees of AutoTrader.com, Inc. may purchase shares of Class A Common Stock of the Company by payroll deductions. This means eligible employees will be given an opportunity to acquire an ownership interest in the Company and a further incentive to promote the best interest of the Company. The Plan is intended to meet the requirements for an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended, and is to be interpreted and applied consistent with those requirements.

2.       DEFINITIONS

         "CODE" means the Internal Revenue Code of 1986 as amended.

         "COMMITTEE" means the committee designated by the Board of Directors of the Company to administer the Plan, or any subcommittee thereof.

         "COMPANY" means AutoTrader.com, Inc. or any successor to it in ownership of substantially all of its assets, whether by merger, consolidation or otherwise.

         "EFFECTIVE DATE" means the date specified in Section 18 hereof.

         "ELIGIBLE EMPLOYEE" means any employee of the Company regularly scheduled to work at least 20 hours per week, including any such person who is on an authorized leave of absence. Notwithstanding the foregoing, any employee of the Company who, after purchasing Shares under the Plan, would own 5 percent or more of the total combined voting power or value of all classes of stock of the Company, or any parent corporation or subsidiary corporation thereof, is not eligible to participate in the Plan. Ownership of stock is determined in accordance with the provisions of Section 424(d) of the Code. For all Plan purposes, the terms "parent corporation" and "subsidiary corporation" have the meanings set forth in Sections 424(e) and (f) of the Code, respectively.

         "ENTRY DATE" means one of four dates on which Eligible Employees may commence participation under the Plan, including the first such date and the dates that occur six months, 12 months and 18 months after such first date. The Committee shall be authorized to designate the first date on which Eligible Employees may commence participation in the Plan.

         "FAIR MARKET VALUE" means the average of the closing prices per Share as reflected by composite transactions on the Nasdaq Stock Market's National Market throughout a period of the ten (10) trading days ending (a) on and including any Grant Date or (b) on and including the last day of the Offering Period, as applicable pursuant to Section 5.


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         "GRANT DATE" means one of the four dates on which Shares will be offered to Eligible Employees for purchase under the Plan, including the first such date and the dates that occur six months, 12 months and 18 months after such first date. The Committee shall be authorized to designate the first date on which shares will be offered to Eligible Employees for purchase under the Plan.

         "OFFERING PERIOD" means, with respect to each Eligible Employee, the period that begins on the Entry Date applicable to the Eligible Employee and that ends on the day immediately preceding the Purchase Date.

         "PARTICIPATING EMPLOYEE" means an employee who has satisfied the eligibility conditions of Section 3 of this Plan, has signed a subscription agreement and has begun payroll deductions.

         "PLAN" means the AutoTrader.com, Inc. 2000 Employee Stock Purchase Plan, as hereafter amended.

         "PURCHASE DATE" means the second anniversary of the first Entry Date.

         "SHARES" means Class A Common Stock of the Company.

3.       ELIGIBILITY TO PARTICIPATE

         Any Eligible Employee of the Company who is employed on a Grant Date is eligible to participate in the Plan as of the Entry Date that immediately follows such Grant Date. If such Eligible Employee elects not to participate on such Entry Date, he or she will not be permitted to commence participation in the Plan at any later date within the Offering Period. If such an Eligible Employee elects not to participate, then terminates employment and is subsequently rehired prior to the Purchase Date, then such Eligible Employee also will not be able to participate in the Plan.

4.       NUMBER OF SHARES TO BE OFFERED

         An aggregate of 175,000 Shares will be offered for subscription under the Plan, subject to adjustment as provided in Section 17 of the Plan.

5.       PURCHASE PRICE

         The purchase price per Share offered for purchase under the Plan with respect to any Grant Date will be the lower of 85 percent of the Fair Market Value of the Share as of such Grant Date or 90 percent of the Fair Market Value of the Share at the end of the Offering Period.

6.       OFFERING OF SHARES FOR SUBSCRIPTION

         Shares will be offered to Eligible Employees for subscription during the period beginning with the applicable Grant Date and ending on the date 45 days after that Grant Date (the "Subscription Period"). To subscribe, an Eligible Employee must complete, sign and deliver a


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subscription agreement to the Company no later than the last day of the
Subscription Period. In the subscription agreement, the Eligible Employee shall indicate the dollar amount per pay period which the Eligible Employee is subscribing to contribute under the Plan (the "Subscription Amount").

7.       METHOD OF PAYMENT

         Payment of a Participating Employee's Subscription Amount will be made through payroll deductions, and an employee's participation in the Plan is contingent on the employee providing the Company with written authorization to withhold payroll deductions. The maximum amount per payroll that a Participating Employee may deduct from his or her payroll is $250. Notwithstanding the foregoing, a Participating Employee may arrange to pay any installment due for any payroll period directly to the Company in the event the Participating Employee is on an authorized unpaid leave of absence during such payroll period.

8.       LIMIT ON AMOUNT OF SHARES SUBSCRIBED

         Notwithstanding a Participating Employee's subscription agreement, the maximum amount that may be withheld from a Participating Employee's pay or otherwise paid to the Company for the purchase of Shares under the Plan shall be $13,000 (i.e., $250 x 52). In the event of an oversubscription of Shares, each Participating Employee's subscription shall be reduced on a pro rata basis so that the total number of Shares subject to subscription does not exceed the maximum number of Shares authorized under Section 4 of the Plan.

9.       PURCHASE OF SHARES

         Unless a Participating Employee previously has withdrawn from the Plan as provided in Section 10 or otherwise has had his or her participation terminated as provided in Section 12, a Participating Employee will be deemed to have exercised his or her right to purchase Shares as of the Purchase Date. The number of Shares purchased by the Participating Employee generally shall be equal to the whole number of Shares that may be purchased with the total amount of withheld payments made by the Participating Employee under the Plan that have not been refunded to the Participating Employee. Any amount remaining after the purchase of full Shares will be refunded to the Participating Employee without interest.

10.      CHANGE IN PARTICIPATION AND WITHDRAWAL FROM PLAN

         A Participating Employee may reduce his or her Subscription Amount at any time, but on a prospective basis only, by giving written notice to that effect to the Company. Such a reduction shall take effect as soon as is administratively feasible following the date as of which the Company is so notified. A Participating Employee may withdraw from the Plan and cancel his or her subscription at any time prior to the Purchase Date by giving written notice of cancellation to the Company. In such event, the Participating Employee may elect to have the entire amount he or she has paid into the Plan to date refunded to the employee in cash without interest. Should any installment be due and unpaid for 30 days (as in the case of an unpaid leave of absence) without satisfactory arrangement for the payment being made within such period, the subscription shall be canceled automatically, the amount previously paid into the Plan shall be


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refunded without interest to the employee in cash and the employee shall have no right to purchase Shares under the Plan.

11.      RIGHTS NOT TRANSFERABLE

         A Participating Employee's rights under the Plan belong to the Participating Employee alone and may not be transferred or assigned to any other person during the Participating Employee's lifetime. After Shares have been issued under the Plan, such Shares may be transferred or assigned the same as any other Shares.

12.      TERMINATION OF RIGHTS

         In the case of termination of employment, including retirement or death, the Participating Employee or his or her beneficiary may elect within 30 days after the happening of such event to (i) receive in cash the full amount paid into the Plan by the Participating Employee, or (ii) have the amount paid into the Plan applied to the purchase of full Shares with any remaining funds refunded in cash to the Participating Employee or to his or her beneficiary without interest; provided, that if a termination of employment occurs prior to the end of an Offering Period, the purchase price of any Shares acquired after such termination shall be equal to 85 percent of the Fair Market Value of the Share as of the Grant Date. A failure to make such election within such 30-day period will be treated as notice of cancellation and the full amount paid into the Plan will be refunded without interest in cash to the Participating Employee. Each Participating Employee shall be permitted to designate his or her beneficiary under this Section 12, which designation shall be made in writing on a form prepared by or satisfactory to the Company and shall be delivered to the Company. In the event a Participating Employee does not so designate a beneficiary, any election rights under this Section 12 otherwise subject to delegation to a beneficiary will be deemed delegated to the Participating Employee's estate.

13.      ISSUANCE OF SHARES

         As soon as is administratively feasible after the purchase of any Shares under the Plan, the Participating Employee or beneficiary will be issued a stock certificate for the number of Shares purchased. The Shares will be issued only in the name of the Participating Employee, or if directed by the Participating Employee or beneficiary, in the Participating Employee's or beneficiary's name and in the name of one other person as tenants by the entireties or joint tenants with right of survivorship.

14.      APPLICATION OF FUNDS

         All funds held or received by the Company under this Plan may be used for any corporate purpose until applied to the purchase of Shares or refunded to Participating Employees and shall not be segregated from the general assets of the Company.


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15.      ADMINISTRATION

         The Plan shall be administered by the Committee, which shall prescribe such rules as it deems necessary to administer the Plan and shall have the sole and discretionary authority to resolve any questions regarding the interpretation or application of the terms of the Plan.

16.      AMENDMENT OR DISCONTINUANCE OF PLAN

         The Board of Directors of the Company shall have the right to amend, modify or terminate the Plan at any time without notice; provided, that no Participating Employee's then- existing rights are adversely affected without his or her consent, and provided further that any amendment of the Plan, except as is provided in this Section 16 of the Plan, shall be subject to shareholder approval to the extent required by any Federal or state law or the rules of the national securities exchange or market on which the Shares are listed.

17.      ADJUSTMENT OF SUBSCRIPTIONS

         In the event of reorganization, recapitalization, stock split, stock dividend, merger, consolidation or any other change in the structure of Shares of the Common Stock of the Company, the Board of Directors of the Company may make such adjustment as it may deem appropriate in the number, kind and subscription price of Shares available for purchase under the Plan.

18.      EFFECTIVE DATE

         The Plan shall become effective upon the approval of the Board of Directors of the Company.


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